SETTLEMENT, RELEASE AND DISCHARGE AGREEMENT

      THIS SETTLEMENT, RELEASE AND DISCHARGE AGREEMENT (the "Settlement Agreement"), made this 9th day of March, 1999 (the "Date of this Agreement"), by and among VDC COMMUNICATIONS, INC. (formerly known as VDC Corporation Ltd.) (the "Company"), a Delaware corporation, MASATEPE COMMUNICATIONS, U.S.A., L.L.C., a Delaware limited liability company ("Masatepe"), and MARC GRAUBART ("Graubart"), an individual presently residing within the State of New York (the Company, Masatepe, and Graubart are collectively referred to as the "Parties").

                                    RECITALS:

      WHEREAS,  the Company,  Masatepe,  Graubart and  Activated  Communications
Limited Partnership, a Texas limited partnership, are parties to a Purchase Agreement, dated as of July 31, 1998, pursuant to which the Company acquired all of the membership interests of Masatepe (the "Purchase Agreement");

      WHEREAS, in connection with the execution of the Purchase Agreement, the Company, Masatepe and Graubart entered into an Employment Agreement, dated as of August, 1998 (the "Employment Agreement"), pursuant to which Graubart agreed to serve as President and Chief Executive Officer of Masatepe;

      WHEREAS, Paragraph 2 of the Employment Agreement provides for certain bonuses of Company common stock (the "Stock Bonuses");

      WHEREAS, in connection with the execution of the Purchase Agreement, the Company executed a Promissory Note, dated July 31, 1998 (the "Promissory Note"), for the benefit of Graubart as payee, pursuant to which the Company agreed to pay Graubart a Phantom Membership Interest (as referenced in the Employment Agreement) on terms set forth in the Promissory Note;

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

      WHEREAS, in connection with the execution of the Purchase Agreement, the Company and Graubart executed an Option to Purchase Common Shares Agreement, dated as of August 1998 (the "Option Agreement"), which referenced Graubart's right to purchase 10,000 shares of Company common stock;

      WHEREAS, in connection with the execution of the Purchase Agreement, the Company delivered a Letter Agreement, dated as of August 1998 (the "Letter Agreement"), pursuant to which the Company agreed to issue certain shares of Company common stock to Graubart as a finder's fee (the "Finder's Fee");

      WHEREAS, in connection with the execution of the Option Agreement and Letter Agreement, the Company and Graubart executed a Registration Rights Agreement, dated as of August 1998 (the "Registration Rights Agreement");

      WHEREAS, in December 1998, the Company's Board of Directors granted Graubart an option to purchase 10,000 shares of Company common stock (the "Option Grant");

      WHEREAS, on February 7, 1999, the Company sent a letter to Graubart (the "Letter") indicating that it would terminate Graubart's employment with the Company and Masatepe effective February 26, 1999 unless certain deficiencies were cured;

      WHEREAS, on February 26, 1999, Graubart filed for and obtained a temporary restraining order (the "Order") in the United States District Court for the Eastern District of Pennsylvania (Civil Action No. 99-CV-1040) (the "Action") restraining the Company, Masatepe and certain other parties from terminating Graubart's employment;

      WHEREAS, Graubart has filed a demand for arbitration with regard to the present dispute (the "Demand for Arbitration");

      WHEREAS, the Company, Masatepe and Graubart wish to resolve their present dispute upon the terms and conditions set forth in this Settlement Agreement with none of the Parties admitting liability;

      NOW,  THEREFORE,   for  and  in  consideration  of  the  mutual  premises,
covenants, and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound hereunder, agree as follows:

     1. Listing, Delivery and Registration of Shares of Company Common Stock.

            1.1. Promptly following the execution of the Settlement Agreement by the Parties, the Company shall list with the American Stock Exchange, Inc. ("Amex") 95,000 shares of Company common stock, par value $.0001 per share (the "Settlement Shares"). The Settlement Shares shall be listed in an Additional Listing Application (the "Additional Listing Application") that the Company is currently preparing in connection with the preparation of a Registration Statement on Form S-1 (the "Registration Statement"). The Company shall use its reasonable best efforts to get the Additional Listing Application approved by Amex within thirty (30) days of the Date of this Agreement.

            1.2. Promptly after Amex's approval of the Additional Listing Application, the Company shall issue the unregistered Settlement Shares, which shall contain the restrictive legend set forth more particularly in the investor representation letter to be executed by Graubart and Tab K. Rosenfeld in accordance with Paragraph 1.3 of this Settlement Agreement, in a private placement transaction (the "Private Placement") as follows:

                  (a) 76,750 Settlement Shares to Graubart (7,500 of which (the "Escrow Shares") shall be held in escrow by Paul, Hastings, Janofsky & Walker, LLP, as escrow agent (the "Escrow Agent") pursuant to the letter attached hereto as Schedule 1.2 and incorporated herein by reference); and

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

                  (b)   18,250   Settlement   Shares   to   Tab   K.   Rosenfeld
("Rosenfeld").

            1.3. Graubart and Rosenfeld shall each execute an investor representation letter and shall deliver said letters to the Company contemporaneously with the execution of this Settlement Agreement. Graubart and Rosenfeld shall promptly provide whatever information and documentation is reasonably requested by the Company or its legal counsel in connection with the Private Placement and Registration Statement. 1.1.

            1.4. The Company shall register the potential resale of the Settlement Shares in the Registration Statement. The Company shall use its reasonable best efforts to file the Registration Statement with the Securities and Exchange Commission within ninety (90) days of the Date of this Agreement. Notwithstanding anything to the contrary contained herein, the Company's obligation in this Paragraph shall extend only to the inclusion of the Settlement Shares in the Registration Statement in accordance with the terms of this Paragraph. The Company shall have no obligation to assure the terms and conditions of distribution, to obtain a commitment from an underwriter relative to the sale of the Settlement Shares or to otherwise assume any responsibility for the manner, price or terms of the distribution of the Settlement Shares. Furthermore, the Company shall not be restricted in any manner from including within the Registration Statement any of its or any other securities.

     2. Computer Equipment. The Company shall give to Graubart the desk top computer (the "Computer"), facsimile machine and printer (collectively the "Equipment") that were supplied to Graubart by the Company for use by Graubart in the Company's Greenwich office (the "Office"). Prior to the Computer being made accessible to Graubart, an employee or agent of the Company's choosing shall review the files on the Computer and shall remove all files related to the business of the Company, Masatepe, or Masatepe Communications, S.A., the Nicaraguan company in which Masatepe owns an equity interest ("Masatepe S.A."), except files containing the names, address, and telephone numbers of all vendors, business contacts, and other individuals and entities in which the Company, Masatepe or Masatepe S.A. are interested, which files shall be copied but not removed. Graubart shall remove, or arrange for the removal of, the Equipment from the Office at a time that is mutually acceptable to Frederick A. Moran, the Company's CEO, and Graubart.

     3. Reimbursement of Business Expenses. The Company shall reimburse all reasonable business expenses incurred by Graubart prior to February 7, 1999 in accordance with Paragraph 2 of the Employment Agreement. In addition, the Company shall reimburse Graubart for appropriate telephone charges of Company or Masatepe employees that have been charged to one of Graubart's credit cards.

     4. Resignation and Termination of Services.

            4.1. Graubart's employment with the Company and Masatepe shall end as of the Date of this Agreement.

            4.2. Except as provided in Paragraph 13, Graubart hereby resigns from and surrenders any and all positions he currently holds, or has held, with the Company, Masatepe, Masatepe S.A. or any of their subsidiaries, affiliates, or predecessors in interest including, but not limited to, his positions as President and Chief Executive Officer of Masatepe (the "Resignation"). The Company and Masatepe hereby accept the Resignation.

            4.3. Other than the Letter Agreement and this Settlement Agreement, any and all other arrangements, agreements and understandings between or involving Graubart and the Company, Masatepe, Masatepe S.A. or their affiliates or subsidiaries shall terminate as of the Date of this Agreement. By way of illustration, but not limitation, the Employment Agreement, the Promissory Note, the Option Agreement and the Registration Rights Agreement shall terminate as of the Date of this Agreement.

     5. Surrender of Rights to Securities. Other than as provided for in the Letter Agreement and this Settlement Agreement, Graubart for himself and his heirs, assigns, executors and administrators hereby surrenders and forfeits any and all rights to or interests in the stock, options, warrants, notes, debentures, any other security of any form or type of and any type of payment from the Company, Masatepe, Masatepe S.A. or any of their subsidiaries or affiliates. By way of illustration, but not limitation, Graubart surrenders and forfeits for himself and his heirs, assigns, executors and administrators, any and all interest in and to the Promissory Note, the Option Agreement, the Option Grant, the Stock Bonuses and any and all stock grants or stock options or other securities referenced in or contemplated by the Employment Agreement.

      6.    Non-Competition and Confidentiality.

            6.1. As used in this Settlement Agreement, the term "Restricted Business" means any one or more of the following: (1) the business of carrying, transporting, or dealing in or with telecommunications and/or internet traffic between the United States and Nicaragua; (2) the business of carrying, transporting, or dealing in or with telecommunications and/or internet traffic between the United States and Panama; (3) the business of carrying, transporting, or dealing in or with telecommunications and/or internet traffic between Nicaragua and Panama; (4) the business of carrying, transporting, or dealing in or with telecommunications and/or internet traffic between Nicaragua and the rest of the world; (5) the business of carrying, transporting, or dealing in or with telecommunications and/or internet traffic between Panama and the rest of the world; and (6) all telecommunications, internet and paging activities in Nicaragua or Panama. For a period of two (2) years after the Date of this Agreement, Graubart shall not directly or indirectly: (i) engage in the Restricted Business or help or otherwise assist any entity, business or individual to engage in or carry on the Restricted Business; (ii) solicit or seek to develop business relationships with any individual or entity with respect to the Restricted Business or with any individual or entity that derives more than 2-1/2% of its revenues from the Restricted Business; (iii) be or become an employee, agent, consultant, representative, director or officer of, or be otherwise in any manner associated with, any person, firm, corporation, association or other entity which is engaged in or is carrying on the Restricted Business and derives more than 2-1/2% of its revenues from the Restricted Business; (iv) solicit for employment or employ any person employed by the Company, Masatepe, Masatepe S.A. or any of their subsidiaries or affiliates; (v) hold an ownership interest, beneficially or otherwise, in any entity that derives more than 2 1/2% of its revenue from Restricted Business, except that he may hold up to a 5% ownership interest in a public company that derives more than 2 1/2% of its revenue from Restricted Business; or (vi) communicate with any foreign government official, newspaper, or other periodical regarding the Restricted Business or the Company, Masatepe, Masatepe S.A. or any of their affiliates or subsidiaries unless required by law.

            6.2. Graubart acknowledges that the restrictions contained herein in view of the nature of the business in which the Company and Masatepe are and have been engaged, and in consideration of the financial value of the settlement provisions of Paragraphs 1, 2 and 3 hereof, are reasonable and necessary to protect the legitimate interests of the Company and Masatepe, and that any violation of any of these restrictions would result in irreparable injury to the Company and/or Masatepe. Graubart acknowledges that, in the event of a violation of any of these restrictions, in addition to the forfeiture of the Escrow Shares (if the violation occurs within one (1) year from the Date of this Agreement), the Company and/or Masatepe shall be entitled to recover such other legal and/or equitable relief as may be appropriate. In the event that Graubart violates any provision in or section of Paragraph 6.1 of this Settlement Agreement, the period of non-competition referred to above shall be extended by a period of time equal to that period beginning when such violation commenced, and ending when the activities constituting such a violation shall have finally been terminated in good faith.

            6.3. In addition, Graubart shall not disclose Confidential Information of or about the Company, Masatepe, VDC Telecommunications, Inc., Voice & Data Communications (Hong Kong) Limited, Masatepe S.A., World Connect Communications, and their subsidiaries and affiliates (collectively the "VDC Entities") to any other person, entity, corporation, trust, association or partnership. For the purposes of this Settlement Agreement, the term "Confidential Information" shall include, without limitation, information obtained while Graubart was employed by the Company or Masatepe or any of their subsidiaries or affiliates as an officer or in any other capacity, relating to the Company's, Masatepe's and/or Masatepe S.A.'s financial condition, their systems, know-how, designs, formulas, processes, devices, patents (pending or otherwise), inventions, research and development, projects, technologies, communications with third parties such as governmental agencies, customers, suppliers, or vendors, methods of doing business, agreements with customers, suppliers, or vendors or other aspects of the VDC Entities' business which information is generally not available outside of the VDC Entities to persons who are not authorized to have such information or which information is otherwise treated as confidential or which is sufficiently secret to derive economic value from not being disclosed.

            6.4. Notwithstanding anything to the contrary contained herein, in the event that any court of equity or arbitrator determines that the time period and/or scope of this restrictive covenant is held to be unenforceably long or broad, as the case may be, then, and in either such event, neither the enforceability nor the validity of this paragraph as a whole shall be affected. Rather, the time period and/or scope of the restriction as affected shall be reduced to the maximum permitted by law.

     7. Return of Property. Within five (5) business day of the Date of this Agreement, Graubart shall return to the Company all contracts, notes regarding the Company, Masatepe, Masatepe S.A. or their subsidiaries or affiliates, files, memoranda, documents, records, copies of the foregoing, credit cards, keys, equipment, telephones, and any other property of the Company or Masatepe or their subsidiaries or affiliates in his possession or that he removed or had removed from the offices of the Company, Masatepe, Masatepe S.A. or their subsidiaries or affiliates (the "Company Property").

     8. Taxes. Graubart shall be responsible for paying, and shall indemnify the Company, Masatepe and their subsidiaries and affiliates against, income taxes, capital gains taxes, and other taxes on amounts he or his assigns or designates receive pursuant to this Settlement Agreement.

     9. Vendor Letter. The Parties shall execute the letter (the "Letter") attached hereto as Exhibit "A," and incorporated by reference herein. The Letter shall be distributed to the entities and individuals designated by the Parties.

      10. House in Nicaragua. With respect to the house in Nicaragua that Graubart and Masatepe personnel have jointly used (the "House"), Graubart shall pay 1/3 of the rent, security, utilities and cleaning expenses (collectively the "Obligation") for the remaining term of the lease for the House. The Company shall pay 2/3 of the Obligation. Graubart will have his own telephone and each Party will be responsible to pay for its own telephone usage. Except for the one room that Graubart has used as a bedroom (the "Bedroom"), the Company, Masatepe, and Masatepe S.A. and their subsidiaries and affiliates may use the House without restriction. The Company's CEO may direct the use of the Bedroom in his reasonable discretion; however, unless otherwise instructed by the Company's CEO, the Bedroom shall remain locked. Graubart may, in his discretion, use the House subject to the Company's, Masatepe's, and Masatepe S.A.'s right of first refusal. The Company shall have the exclusive right to renew the lease on the House. The Company recognizes that Graubart owns all the furniture, electronics and artwork in the House. The Company owns the appliances in the House.

      11.   Release by Graubart.

     11.1. Except for the Company's obligations set forth in the Settlement Agreement and the limitation in Paragraphs 11.3 and 11.4, Graubart, his assigns, heirs, executors and administrators (collectively the "Releasors") for and in consideration of the undertakings set forth in this Settlement Agreement and intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, Masatepe, Masatepe S.A. and their subsidiaries, affiliates, component entities, individually and collectively, its and their respective members, officers, directors, employees, agents, attorneys, insurers, and its and their predecessors, successors and assigns, heirs, executors and administrators (collectively the "Releasees"), of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which Releasors ever had, now have or hereafter may have by reason of any matter, cause or thing whatsoever from the beginning of the world to the Date of this Agreement. This release includes, but is not limited to, any claims concerning or relating in any way to: (1) Graubart's status as an employee or officer of the Company, Masatepe, or Masatepe S.A. or any of their subsidiaries or affiliates; (2) Graubart's employment relationship and/or the termination of his employment relationship with the Company, Masatepe, or Masatepe S.A. or any of their subsidiaries or affiliates; and (3) any claims arising under any and all federal, state or local statutory or common laws including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq., the Employee Retirement Income Security Act, 29 U.S.C. Section 1001, et seq. It is expressly understood and agreed that the foregoing shall operate as a clear and unequivocal waiver by Graubart of any claim for accrued or future wages, benefits or any other type of payment including, but not limited to the Promissory Note, the Option Agreement, the Option Grant, the Stock Bonuses and any and all stock grants or stock options or other securities referenced in or contemplated by the Employment Agreement. Except as set forth in Paragraphs 11.3 and 11.4 and except for the Company's obligations set forth in this Settlement Agreement, the Parties intend this to be a general release and nothing contained herein shall be deemed to limit the scope of the release in any manner.

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

            11.2. Except as provided in Paragraphs 11.3 and 11.4, Graubart further agrees and covenants that neither he, nor any person, organization or other entity on his behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed any action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any matter within the scope of the release set forth in Paragraph 11.1. Graubart agrees that he will not provide any assistance or advisory services efforts (unless required by law or compelled by legal process) to any third parties in connection with any disputes, claims or legal proceedings between such third parties and the Company, Masatepe, Masatepe S.A. and/or their subsidiaries or affiliates.

            11.3. This Agreement does not prevent Graubart from filing a charge of discrimination with the Equal Employment Opportunity Commission, although by signing this Agreement Graubart waives his right to recover any damages or other relief in any claim or suit brought by or through the Equal Employment Opportunity Commission or any other state or local agency on his behalf under any federal or state discrimination law, except where prohibited by law. Graubart agrees to release and discharge the Releasees not only from any and all claims which he could make on his own behalf but also specifically waives any right to become, and promises not to become, a member of any class in any proceeding or case in which a claim or claims against the Releasees may arise, in whole or in part, from any event which occurred as of the Date of this Agreement.

            11.4. By executing this Settlement Agreement, Graubart is not waiving his right to indemnification on the terms set forth in the Company's Certificate of Incorporation, as amended. Graubart reserves the right to assert claims for contribution or indemnification against the Company or Masatepe in the event of an action asserted by a third party against Graubart.

      12. Release by the Company and Masatepe.

            12.1. Except for Graubart's obligations set forth in this Settlement Agreement and the limitation in Paragraph 12.3, the Company and Masatepe and their subsidiaries and affiliates (the "VDC Releasors"), for and in consideration of the undertakings set forth in this Settlement Agreement, and intending to be legally bound, do hereby REMISE, RELEASE AND FOREVER DISCHARGE Graubart and his heirs, executors and administrators attorneys and insurers, of and from any and all manner of actions and causes of actions, suits, debts, claims and demands whatsoever in law or in equity, which they ever had, now have, or hereafter may have, or which their successors or assigns hereafter may have by reason of any matter, cause or thing whatsoever from the beginning of the world to the Date of this Agreement. This release includes, but is not limited to, any claims concerning or relating in any way to: (1) Graubart's status as an employee or officer of the Company, Masatepe, or Masatepe S.A. or any of their subsidiaries or affiliates; (2) Graubart's employment relationship and/or the termination of his employment relationship with the Company, Masatepe, or Masatepe S.A. or any of their subsidiaries or affiliates; and (3) any claims arising under any and all federal, state or local statutory or common laws. Except as set forth in Paragraph 12.3 hereof and except for Graubart's obligations set forth in this Settlement Agreement, the Parties intend this to be a general release and nothing contained herein shall be deemed to limit the scope of the release in any manner.

            12.2. Except as set forth in Paragraph 12.3 and subject to Graubart fulfilling his obligations as set forth in this Settlement Agreement, the VDC Releasors also agree that they will not file any claim for legal or equitable relief against Graubart for any matter within the scope of the release set forth in Paragraph 12.1. The Company agrees that it will provide no assistance or advisory services (unless required by law or compelled by legal process), to any third parties in connection with any disputes between such third parties and Graubart. Nothing contained herein shall restrict the Company's or Masatepe's ability to cooperate in any manner they deem appropriate with any law enforcement agency inquiry, investigation or prosecution.

            12.3. The VDC Releasors, and each one of them, reserve their right to assert claims for contribution or indemnification in the event of an action asserted by a third party against the VDC Releasors, or any one of them.

      13.   Consulting Services.

            13.1. Graubart shall provide consulting services (the "Consulting Services") as an independent contractor and the Company shall utilize such services for a minimum of ten (10) days during the one (1) year following the Date of this Agreement. Said Consulting Services shall be provided for at least eight (8) hours per diem.

            13.2. Graubart shall be paid at the rate of $1,250 per diem.

            13.3. The Company shall reimburse Graubart for any out-of-pocket expenses, preapproved by the Company in writing, incurred by Graubart in rendering Consulting Services.

            13.4. Graubart shall make himself available to render, without charge, Consulting Services to the Company on March 9, 1999 after 6:00 p.m. and for one (1) other business day within one (1) month from the Date of this Agreement.

            13.5. All Consulting Services must be initiated by the Company in writing setting forth the scope of the services to be rendered. The Consulting Services so initiated shall be performed on days and times mutually agreeable to the Company and Graubart.

      14.   Certain Additional Covenants.

            14.1. Graubart agrees that he shall not make or publish, or assist anyone else to make or publish, any negative, critical, disparaging, slanderous, or libelous statements about the Company, Masatepe, Masatepe S.A. or their subsidiaries or affiliates or any of their respective officers, directors, agents, employees, or representatives, and (unless and then only to the extent) required by law, shall not disclose the terms and provisions of the Settlement Agreement to any third party without the Company's consent.

            14.2. The Company agrees that neither it nor its officers, directors, agents, employees, or representatives shall make or publish any negative, critical, disparaging, slanderous, or libelous statements about Graubart and (unless and then only to the extent required by law), shall not disclose the terms and provisions of the Settlement Agreement to any third party without the Graubart's consent. Nothing contained herein shall prevent the Company from disclosing the terms and conditions of the Settlement Agreement to comply with the rules and regulations of the Securities and Exchange Commission.

            14.3. At any time and from time to time, each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as are necessary or reasonable to effectuate the terms, conditions, and purposes of this Settlement Agreement.

            14.4. Except to the extent authorized by the Company's Chief Executive Officer in a writing dated after the Date of this Agreement, Graubart covenants and agrees that he shall not represent to any individual or entity that he is an officer or authorized representative of the Company, Masatepe, Masatepe S.A. or any of their subsidiaries or affiliates. Furthermore, except to the extent authorized by the Company's Chief Executive Officer in a writing dated after the Date of this Agreement, Graubart covenants and agrees that he shall not represent to any third party that he has the authority or ability to execute contracts or other documents or make decisions or take actions on behalf of the Company, Masatepe, Masatepe S.A. or any of their subsidiaries or affiliates or any of their respective members, officers, directors, employees or agents.

            14.5. Graubart shall file a stipulation of voluntary dismissal of the Action with prejudice pursuant to Fed. R. Civ. P. 41(a) immediately upon execution of this Settlement Agreement.

            14.6. Within five (5) days of the Date of this Agreement, Graubart shall withdraw the Demand for Arbitration.

            14.7. The Parties shall execute and deliver to the Company, contemporaneously with the execution of the Settlement Agreement, the letter attached hereto as Schedule 14.7 and incorporated herein by reference. The Parties shall use their reasonable best efforts to have Activated Communications Limited Partnership execute said letter promptly after the execution of this Settlement Agreement.

      15. Representations and Warranties of Graubart.

            15.1. Graubart knows of no action or failure to act on the part of the Company, Masatepe or their subsidiaries or affiliates (including their directors, officers, employees and other agents and representatives) condition, event, occurrence or the like, which could form the basis for a claim or complaint against the Company, its subsidiaries or other entities or individuals described above, by any third party.

            15.2. Graubart has not during the term of his employment disclosed to third parties, without the knowledge or permission of the Company, Confidential Information about the Company, Masatepe, Masatepe S.A. or their affiliates or subsidiaries, their technologies, formulations, customers, or suppliers, nor has he undertaken any act or omission to act in a manner which breaches Paragraph 7 of the Employment Agreement.

            15.3. Graubart has not entered into any contracts on behalf of the Company or Masatepe or their subsidiaries or affiliates or otherwise contractually or legally bound said entities except as set forth on Schedule
15.3 attached hereto and incorporated herein by reference.

            15.4. Graubart has not negotiated or otherwise transferred or assigned the Promissory Note.

            15.5. Graubart represents and warrants that he has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims settled by this Settlement Agreement.

            15.6. In deciding to enter into this Settlement Agreement, Graubart has not relied on any statements, representations, promises or undertaking or inducements made by the Company and/or Masatepe or any of their officers, directors, employees and or agents except as set forth in the Settlement Agreement.

            15.7. Graubart has entered into this Settlement Agreement voluntarily and of his own volition without any pressure or influence whatsoever by any individual including, but not limited to, its attorney and/or any officer, director or employee of the Company.

            15.8. Graubart has read this Settlement Agreement, understands this Settlement Agreement, and has knowingly with a complete understanding of the terms and provision herein, affixed his signature to this Settlement Agreement.

            15.9. Graubart has consulted with Rosenfeld of Rosenfeld, Jacobs & King L.L.P., his legal counsel concerning any and all rights he may have or claim to have against the Company and Masatepe and has individually and through his attorneys conducted such investigation as he and his counsel considered necessary and appropriate to satisfy themselves that this Settlement Agreement is a fair settlement.

      16.   Representation and Warranties of the Company

            16.1. The Company and Masatepe know of no action or failure to act on their part or on their part of subsidiaries or affiliates (including their directors, employees, and other agents and representatives) condition, event, occurrence or like, which could form the basis for a claim or complaint against Graubart, his agents or assigns, by any third party.

            16.2. The Company is unaware of any circumstances that would prevent the Settlement Shares from being included in the Additional Listing Application in connection with the Registration Statement currently being prepared by the Company and having their potential resale registered as part of the Registration Statement.

            16.3.  The  Company  and  Masatepe  have  taken  all  corporate  and
shareholder   action  necessary  to  authorize  and  effectuate  the  terms  and conditions of this Settlement Agreement.

            16.4. In deciding to enter into this Settlement Agreement, the Company and Masatepe have not relied on any statements, representations, promises or undertaking or inducements made by the Graubart except as set forth in the Settlement Agreement.

            16.5. The Company and Masatepe has entered into this Settlement Agreement voluntarily and of its own volition without any pressure or influence whatsoever by any individual including, but not limited to, its attorney and/or any officer, director or employee of the Company.

            16.6. The authorized officers are executing this Settlement Agreement on behalf of the Company and Masatepe with the authorization of the Board of Directors of both companies, have read this Settlement Agreement, understand this Settlement Agreement, and have knowingly with a complete understanding of the terms and provision herein, affixed their signatures to this Settlement Agreement.

            16.7. The Company, Masatepe and their officers have consulted with Paul Hastings Janofsky & Walker LLP, their legal counsel concerning any and all rights they may have or claim to have against Graubart and have individually and through their attorneys conducted such investigation as counsel, the Company and Masatepe considered necessary and appropriate to satisfy themselves that this Settlement Agreement is a fair settlement.

      17. Arbitration. Any dispute between the Parties hereunder shall be determined by binding arbitration applying the laws of the State of New York. Any arbitration pursuant to this Agreement shall be conducted in New York, New York before the American Arbitration Association in accordance with its arbitration rules. The arbitration shall be final and binding upon all the Parties (so long as the award was not procured by corruption, fraud or undue means) and the arbitrator's award shall not be required to include factual findings or legal reasoning. Nothing in this Paragraph 17 will prevent the Parties from resorting to judicial proceedings if interim injunctive relief under the laws of the State of New York from a court is necessary to prevent serious and irreparable injuries to one of the Parties, and the Parties agree that the federal and state courts located in New York, New York shall have exclusive subject matter and in personam jurisdiction over the Parties and any such claims or disputes arising from the subject matter contained herein.

      18. Good Faith Effort to Resolve Disputes. Each Party agrees that prior to initiating arbitration or seeking injunctive relief as permitted by this Settlement Agreement, the complaining Party will make a good faith effort to resolve the dispute with the Party that would be the defendant or respondent, as the case may be.

      19. COBRA. Graubart retains the right to COBRA continuation as to any Company health plan he had immediately prior to the date of this Settlement Agreement under the normal COBRA health care continuation rules.

      20. Awards, Judgments, Orders. With regard to any arbitration award or judgement or order for injunctive relief resulting from any dispute associated with or arising out of this Settlement Agreement, the Parties consent to the jurisdiction of the state and federal courts of New York and Connecticut for purposes of enforcing said award, judgement, or order. Additionally, with regard to any arbitration award or judgment or order for injunctive relief resulting from any dispute associated with or arising out of this Settlement Agreement, Graubart consents to enforcement of said award, judgement or order in every state in the United States and in every country in North America, Central America or South America.

      21. Notice. Any notice, demand, or communication given in connection with this Agreement shall be in writing and shall be deemed received (a) when delivered if given in person or by courier or courier service, or (b) on the date and at the time of transmission if sent by facsimile (receipt confirmed) or
(c) five (5) business days after being deposited in the mail postage prepaid.

     22. Applicable Law. This Settlement Agreement shall be construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

      23. Entire Agreement. This Settlement Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. The Settlement Agreement may not be changed orally but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

      24. Rule of Construction. No rule of construction requiring interpretation against the drafting party shall apply to the interpretation of this Settlement Agreement.

      25. Agreement Read and Understood. The Parties hereto acknowledge that they have had an opportunity to consult with an attorney regarding this Agreement and that they, or their designated agents, have read and understand this Settlement Agreement.

      26. Review and Revocation Period. Graubart acknowledges that he has been informed that he has the right to consider this Settlement Agreement for a period of at least twenty-one (21) days prior to entering the Settlement Agreement. He also understands that he has the right to revoke this Settlement Agreement for a period of seven (7) days following his execution of the Settlement Agreement by giving written notice to the Chief Executive Officer of the Company at its principal offices. Such notice shall be effective upon receipt by the Company's Chief Executive Officer.

      27. Signatures in Counterpart and Facsimile. This Settlement Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall constitute an original, but all of which counterparts taken together shall constitute one and the same instrument.

      28. Captions. The captions or headings of the paragraphs or other subdivisions hereof are inserted only as a matter of convenience or for other reference and shall have no affect on the meaning of the provisions hereof.

      29. Severability. The invalidity or unenforceability of any term of this Settlement Agreement shall not affect the validity or enforeceability of this Settlement Agreement or any of its other terms; in the event that any court of equity or arbitrator determines that the time period and/or scope of any paragraph or section of this Settlement Agreement is unenforceably long or broad, as the case may be, then, and in either such event, neither the enforceability nor the validity of said paragraph or section as a whole shall be affected. Rather, the scope of the section shall be revised by the court or arbitrator as little as possible to make the section enforceable. If the court or arbitrator will not revise said paragraph or section, then this Settlement Agreement shall be construed as though the invalid or unenforceable term(s) were not included herein, unless the effect would be to vitiate the Parties' fundamental purposes of entering into this Settlement Agreement.

      30. Recitals. The Recitals to this Settlement Agreement shall be deemed a part of this Settlement Agreement.

      31. Binding Effect. This Settlement Agreement shall be binding upon and inure to the benefit of the Parties and VDC's and/or Masatepe's successors and assigns and Graubart's assigns, heirs and personal representatives.

      32. Waiver. Any waiver by any Party of a breach of any provision of this Settlement Agreement shall not operate or be construed to be a waiver of any other breach of that provision or of any other provision. The failure of any Party to insist upon strict adherence to any term of this Settlement Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right to insist upon strict adherence in the future. Any waiver must be in writing.

            IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement the day and year first above written.

WITNESS:                            VDC COMMUNICATIONS, INC.

/s/ Edwin B. Read                   By:  /s/ Frederick A. Moran
---------------------------              ---------------------------------------
                                          Frederick A. Moran
                                          Chairman & CEO

WITNESS:                            MASATEPE COMMUNICATIONS, U.S.A.,
                                    L.L.C.

/s/ Edwin B. Read                   By:   VDC Communications, Inc., its managing
---------------------------               member


                                          By: /s/ Frederick A. Moran
                                              ----------------------------------
                                              Frederick A. Moran
                                              Chairman & CEO

WITNESS:

/s/ unreadable                                  /s/ Marc Graubart
---------------------------                   ----------------------------------
                                                    Marc Graubart

                               Schedule 1.2

       Reference is made to the Settlement Agreement dated March 9, 1999 by and among VDC Communications, Inc. (the "Company"), Masatepe Communications, U.S.A., L.L.C. and Marc Graubart (the "Settlement Agreement") and, in particular, Paragraph 1.2 (a) thereof.

       At the request of all parties to the Settlement Agreement, Paul, Hastings, Janofsky & Walker LLP ("PHJW") has agreed to act as Escrow Agent to hold the Escrow Shares on the terms and conditions set forth below.

       PHJW agrees to hold the Escrow Shares until receipt from the Company of written direction to deliver the Escrow Shares to Graubart or receipt from Graubart of written direction to deliver the Escrow Shares to the Company. If, after one year from the date of the Settlement Agreement, PHJW does not receive such direction from the Company or Graubart, PHJW may fulfill its obligations hereunder by depositing the Escrow Shares into a court in New York or Connecticut and, in such event, PHJW will be absolved of any liability to any of the parties to the Settlement Agreement. Any costs PHJW may incur in depositing the Escrow Shares into a court will be shared equally by the Company and Graubart.

       Graubart expressly agrees that notwithstanding it serving as Escrow Agent, PHJW may represent the Company in any disputes arising out of the Settlement Agreement or otherwise and Graubart expressly waives any conflict that might exist by virtue of PHJW serving as Escrow Agent.

                                   Exhibit "A"

                                [VDC Letterhead]

To [Name of Vendor]

Dear Vendor:

     Upon behalf of VDC Communications, Inc. ("VDC") and Masatepe Communications, U.S.A. L.L.C. ("Masatepe"), I am pleased to inform you that there has been a settlement of all disputes with the Marc Graubart, the former CEO and President of Masatepe. Although Mr. Graubart has resigned as Masatepe's CEO and President, the Company has reserved the right to retain Mr. Graubart to provide consulting services on an interim basis. We believe that the present arrangement will enable VDC to enhance its resources and thus aid its efforts to expand its telecommunications network.

                                Very truly yours,


                                ---------------------------------
                                Frederick A. Moran
                                Chairman & CEO

                                  Schedule 14.7

                                          March 9, 1999

Stephen M. Cohen, Esq.
BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
Eleven Penn Center
1835 Market Street, 14th Floor
Philadelphia, Pennsylvania  19103

      Re:   Release of Promissory Note

Dear Mr. Cohen:

      Reference is made to the Purchase Agreement, dated as of July 31, 1998, by and among VDC Corporation Ltd., Masatepe Communications, U.S.A., L.L.C., Activated Communications Limited Partnership, and Marc Graubart, and the Escrow Agreements dated as of July 31, 1998 related thereto. The undersigned hereby instruct BUCHANAN INGERSOLL PROFESSIONAL CORPORATION, in its capacity as Escrow Agent under the Escrow Agreements, to immediately release to VDC Communications, Inc., for cancellation, the Promissory Note, dated July 31, 1998, with VDC Corporation Ltd. as maker and Marc Graubart as payee.

                                    Very truly yours,

                                    VDC COMMUNICATIONS, INC.

                                    By:
                                        ----------------------------------
                                          Frederick A. Moran
                                          Chairman & C.E.O.

                                    MASATEPE COMMUNICATIONS, U.S.A., L.L.C.

                                    By:   VDC Communications, Inc., its managing
                                          member

                                          By:
                                             -----------------------------
                                               Frederick A. Moran
                                               Chairman & C.E.O.

                                    ACTIVATED COMMUNICATIONS LIMITED
                                    PARTNERSHIP

                                    By:   Cellular Dynamics, Inc., its general
                                          partner

                                          By:
                                             -----------------------------
                                                 Adam Lindemann
                                                 Vice President

Stephen M. Cohen, Esq.
March 9, 1999

Page 2
                                          --------------------------------
                                          Marc Graubart

cc:   Glenn S. Arden, Esq.
      Tab K. Rosenfeld, Esq.

                                  Schedule 15.3

1.  Carrier Services Agreement with D. Comm.

2.  Contract with ValueCom for E-1 Space Segment.

3.  Purchase Order with IDB Systems for a 9.3 meter earth station.

4.  Letter Agreement with Virgil Gibson for design of multiplexing network.

5.  Contract with ENITEL (operating Agreement).

6. Arrangement for Tricom to provide switching and billing for 50,000 free minutes per month. (This is only an agreement with no set term).

7. Contract with Newbridge Networks for purchase and financing of muxing equipment.

8.  Contract with IDB Systems converting FlyAway Earth Station to capital lease.

9.  Graubart will furnish the Company with copies of each of these agreements.